SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

WINWHEEL BULLION, INC.
4695 MacArthur Court, 11th Floor, Newport Beach, California 92660
 (Former name and former address.)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 20, 2011, Registrant entered into a Consulting Agreement with 9595 Wilshire Group (“Consultant”), whereby Consultant will provide strategic planning, financial reporting and forecasting on the structure of debt or equity financing, in exchange for Twenty Thousand Dollars ($20,000USD) per month (only to begin after Registrant has amassed the sum of Two Million Dollars ($2,000,000USD) in gross proceeds) and Three Million (3,000,000) shares of Registrant’s Common Stock.  Consultant also has the right to obtain Common Stock equal to three percent (3%) of the then-outstanding Common Stock, if Registrant acquires an additional automotive brand.

ITEM 3.02	Unregistered Sales of Equity Securities.

In connection with the Consulting Agreement with 9595 Wilshire Group, identified in Item 1.01, above, Registrant issued Three Million (3,000,000) shares of its Common Stock to Consultant on June 20, 2011, for services to be rendered on Registrant’s behalf by Consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2011	VERDANT AUTOMOTIVE CORPORATION (Registrant)

	By:	/s/ Dan Elliott
Dan Elliott
Chief Executive Officer